Exhibit 99.1

Media Contacts:

Fred Kornberg, President and Chief Executive Officer

Robert G. Rouse, Executive Vice President

(631) 777-8900

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF FISCAL 2006

Melville, New York – June 7, 2006 --- Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended April 30, 2006. The results for the quarter were driven by strong performances in all three of the Company’s business segments.

Net sales for the three months ended April 30, 2006 were $89.0 million compared to $75.4 million for the three months ended April 30, 2005. Non-GAAP net income, excluding stock option expensing, was $9.7 million, or $0.37 per diluted share, for the three months ended April 30, 2006. GAAP net income was $8.7 million, or $0.33 per diluted share, for the three months ended April 30, 2006 compared to $8.4 million, or $0.32 per diluted share, for the three months ended April 30, 2005. No stock option expense was recorded for GAAP purposes prior to fiscal 2006.

Net sales for the nine months ended April 30, 2006 were $291.3 million compared to $209.6 million for the nine months ended April 30, 2005. Non-GAAP net income, excluding stock option expensing, was $36.7 million, or $1.38 per diluted share, for the nine months ended April 30, 2006. GAAP net income for the nine months ended April 30, 2006 was $33.5 million, or $1.27 per diluted share, compared to $25.6 million, or $1.00 per diluted share, for the nine months ended April 30, 2005.

GAAP net income in the three and nine months ended April 30, 2006 included $1.4 million and $4.2 million, respectively, of pre-tax compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R) which requires the expensing of stock option awards.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $15.6 million and $12.6 million for the three months ended April 30, 2006 and 2005, respectively. For the nine months ended April 30, 2006 and 2005, EBITDA was $58.0 million and $41.5 million, respectively. Cash flows from operating activities were $9.3 million for the nine months ended April 30, 2006 compared to $49.5 million for the nine months ended April 30, 2005, reflecting an increase in accounts receivable on certain large contracts during the fiscal 2006 period and the liquidation of a significant receivable in the fiscal 2005 period.

Backlog as of April 30, 2006 was $138.3 million compared to $153.3 million as of July 31, 2005. Bookings for the three and nine months ended April 30, 2006 were $76.3 million and $276.3 million, respectively.

In commenting on the Company’s performance during the three months ended April 30, 2006, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “Our operating performance in the third quarter of fiscal 2006 represents continuing tangible evidence of the leadership positions we enjoy in the markets we serve. It firmly positions fiscal 2006 to be the Company’s most successful year ever.”

Mr. Kornberg added, “Although it is premature to provide specific revenue and earnings guidance for next year, current signs are that fiscal 2007 should also be a record year: our fifth in a row.”

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions addressing commercial and government markets. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company offers specialized products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 8, 2006. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. A replay of the webcast will be available at the same location for 30 days following the conference call. Alternatively, investors can access the conference call by dialing (800) 540-0559 (domestic), or (785) 832-1508 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2988. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company’s management and the Company’s assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

•	Our operating results being difficult to forecast and subject to volatility;
•	Our inability to maintain our government business;
•	Our inability to keep pace with technological changes;
•	Our dependence on international sales;
•	The impact of a domestic or foreign economic slow-down and reduction in telecommunications equipment and systems spending on the demand for our products, systems and services;
•	Our mobile data communications business being subject to unique risks;
•	Our backlog being subject to cancellation or modification;
•	Our dependence on component availability, subcontractor availability and performance by key suppliers;
•	Our fixed price contracts being subject to risk;
•	The impact of adverse regulatory changes on our ability to sell products, systems and services;
•	The impact of prevailing economic and political conditions on our businesses;
•	Whether we can successfully integrate and assimilate the operations of acquired businesses;
•	The impact of the loss of key technical or management personnel;
•	The highly competitive nature of our markets;
•	Our inability to protect our proprietary technology;
•	Our operations being subject to environmental regulation;
•	The impact of recently enacted and proposed changes in securities laws and regulations on our costs;
•	The impact of ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002;
•	The impact of terrorist attacks and threats, and government responses thereto, and threats of war on our businesses;
•	The inability to effectuate a change in control of the Company due to provisions in its certificate of incorporation and by-laws, stockholders’ rights plan and Delaware law;
•	Our inability to satisfy our debt obligations, including the convertible senior notes;
•	The impact on our reported results of recent changes to financial reporting standards related to stock option expensing;
•	Our stock price being volatile; and
•	Our current intention not to declare or pay any cash dividends.

– Tables follow –

COMTECH TELECOMMUNICATIONS CORP.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2006	2005	2006	2005

Net sales	$88,997,000	75,388,000	291,305,000	209,597,000
Cost of sales	54,784,000	45,910,000	175,797,000	120,708,000

Gross profit	34,213,000	29,478,000	115,508,000	88,889,000

Expenses:
Selling, general and administrative	15,413,000	12,855,000	47,270,000	36,112,000
Research and development	6,136,000	5,325,000	18,892,000	15,175,000
Amortization of intangibles	597,000	597,000	1,796,000	1,734,000

	22,146,000	18,777,000	67,958,000	53,021,000

Operating income	12,067,000	10,701,000	47,550,000	35,868,000

Other expense (income):
Interest expense	671,000	669,000	2,017,000	2,005,000
Interest income	(2,457,000)	(1,191,000)	(6,404,000)	(2,739,000)

Income before provision for income taxes	13,853,000	11,223,000	51,937,000	36,602,000
Provision for income taxes	5,131,000	2,851,000	18,447,000	10,972,000

Net income	$8,722,000	8,372,000	33,490,000	25,630,000

Net income per share:
Basic	$0.38	0.39	1.47	1.19

Diluted	$0.33	0.32	1.27	1.00

Weighted average number of common shares outstanding - basic	22,795,000	21,666,000	22,727,000	21,505,000

Weighted average number of common and common equivalent shares outstanding assuming dilution - diluted	27,275,000	27,327,000	27,336,000	26,936,000

Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures

	Three months ended April 30,		Nine months ended April 30,
	2006	2005	2006	2005
Reconciliation of Non-GAAP Net Income, Excluding Stock-based Compensation Expense, To GAAP Net Income(1):
Non-GAAP net income, excluding stock-based compensation expense	$9,749,000	8,372,000	36,726,000	25,630,000
Pre-tax stock-based compensation expense	(1,378,000)	—	(4,212,000)	—
Tax effect of stock-based compensation expense	351,000	—	976,000	—

GAAP net income	$8,722,000	8,372,000	33,490,000	25,630,000

	Three months ended April 30,		Nine months ended April 30,
	2006	2005	2006	2005
Reconciliation of Non-GAAP Diluted Earnings Per Share, Excluding Stock-based Compensation Expense, To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share, excluding stock-based compensation	$0.37	0.32	1.38	1.00
Pre-tax stock-based compensation expense	(0.05)	—	(0.15)	—
Tax effect of stock-based compensation expense	0.01	—	0.04	—

GAAP diluted earnings per share	$0.33	0.32	1.27	1.00

	Three months ended April 30,		Nine months ended April 30,
	2006	2005	2006	2005
Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$8,722,000	8,372,000	33,490,000	25,630,000
Income taxes	5,131,000	2,851,000	18,447,000	10,972,000
Net interest expense (income)	(1,786,000)	(522,000)	(4,387,000)	(734,000)
Pre-tax stock-based compensation expense	1,378,000	—	4,212,000	—
Depreciation and amortization	2,190,000	1,943,000	6,264,000	5,609,000

EBITDA	$15,635,000	12,644,000	58,026,000	41,477,000

(1)	Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)	Represents earnings before interest, income taxes, depreciation and amortization (including the amortization of stock-based compensation). EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

COMTECH TELECOMMUNICATIONS CORP.
Condensed Consolidated Balance Sheets

	April 30, 2006	July 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$220,446,000	214,413,000
Restricted cash	1,003,000	1,034,000
Accounts receivable, net	86,851,000	56,052,000
Inventories, net	52,890,000	45,103,000
Prepaid expenses and other current assets	7,602,000	4,387,000
Deferred tax asset - current	8,136,000	8,092,000

Total current assets	376,928,000	329,081,000

Property, plant and equipment, net	21,842,000	18,683,000
Goodwill	22,244,000	22,244,000
Intangibles with definite lives, net	7,524,000	9,123,000
Deferred financing costs, net	2,586,000	2,995,000
Other assets, net	476,000	277,000

Total assets	$431,600,000	382,403,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,358,000	23,577,000
Accrued expenses and other current liabilities	36,951,000	34,497,000
Customer advances and deposits	6,542,000	5,282,000
Deferred service revenue	10,374,000	8,210,000
Current installments of other obligations	182,000	235,000
Interest payable	525,000	1,050,000
Income taxes payable	2,945,000	1,540,000

Total current liabilities	79,877,000	74,391,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	275,000	396,000
Deferred tax liability - non-current	7,286,000	5,987,000

Total liabilities	192,438,000	185,774,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares and 30,000,000 shares at April 30, 2006 and July 31, 2005, respectively; issued 23,022,393 shares and 22,781,678 shares at April 30, 2006 and July 31, 2005, respectively	2,302,000	2,278,000
Additional paid-in capital	136,189,000	127,170,000
Retained earnings	100,856,000	67,366,000

	239,347,000	196,814,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	239,162,000	196,629,000

Total liabilities and stockholders’ equity	$431,600,000	382,403,000

ECMTL

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